UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2007

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices)

 (919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

On December 26, 2007, Capital Bank Corporation, the parent company of Capital Bank, issued a press release announcing that management has elected to write down certain nonperforming assets in an amount estimated to be between $2.6 and $2.8 million. The write-down is not concentrated in any particular lending relationship or collateral type. Of the estimated amount, approximately $900,000 is related to the charge-off of five commercial nonperforming loan relationships. The majority of the remaining nonperforming asset write-down relates to three properties being transferred to OREO and additional reserves on two commercial nonperforming loans, all of which management identified as nonperforming assets in previous quarters.

In addition, Capital Bank plans to recognize reorganization charges of approximately $1.3 million to $1.4 million related to the closing of certain facilities, obsolete equipment, the acceleration of the depreciation of certain assets, relocation expenses for new executives, and severance expenses. The Company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description of Document

Exhibit 99.1	Press release dated December 26, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2007	CAPITAL BANK CORPORATION

By: /s/ B. Grant Yarber
B. Grant Yarber
Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

Exhibit 99.1	Press release dated December 26, 2007